Exhibit 99.1

Earnings Release

Paysign, Inc Reports Third Quarter 2020 Financial Results

•	Third quarter net loss of $6.2 million, or diluted earnings per share (EPS) of ($0.12)

•	Third quarter total revenue of negative $153 thousand, a decrease of $9.2 million, and includes a $6.3 million charge for a change in accounting estimate

•	Third quarter gross dollar load volume up 1.1% versus the year-ago period and up 16.3% versus previous quarter, returning to positive territory

•	Third quarter purchase volume down 12% versus the year-ago period and up 10% versus previous quarter, returning to positive territory

Henderson, NV – November 17, 2020 -- Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, digital banking services, and payment processing, today reported financial results for the third quarter of 2020.

“The pandemic continues to have a meaningful impact on our business due to its adverse effect on our clients in the pharma and plasma industries. However, we remain cautiously optimistic in their recovery and we continue to target a return to year-over-year growth, subject to the ongoing effects of the pandemic,” said Mark Newcomer, Paysign CEO. “The company remains well-capitalized and positioned to weather continued impacts from the pandemic. Meanwhile, we have seen a partial recovery this quarter related to the easing of government restrictions in the latter portion of the second quarter, and expect an additional upturn in the fourth quarter resulting from onboarding new client programs.”

PAYSIGN, INC.

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Plasma industry	$5,186,566	$6,937,066	$17,102,415	$19,364,298
Pharma industry	(5,383,887)	2,071,051	(594,945)	5,537,380
Other	44,780	–	359,527	–
Total revenues	(152,541)	9,008,117	16,866,997	24,901,678
Cost of revenues	3,281,888	3,641,595	11,275,758	10,721,769
Gross profit (loss)	(3,434,429)	5,366,522	5,591,239	14,179,909
Gross margin %	NA	59.6%	33.1%	56.9%

Operating expenses
Selling, general and administrative	4,070,211	2,765,961	11,299,036	8,483,882
Impairment/loss on abandonment of assets	382,414	–	425,312	–
Depreciation and amortization	537,792	318,508	1,546,645	1,047,779
Total operating expenses	4,990,417	3,084,469	13,270,993	9,531,661
Income (loss) from operations	$(8,424,846)	$2,282,053	$(7,679,754)	$4,648,248

Net income (loss) attributable to Paysign, Inc.	$(6,152,135)	$2,960,078	$(4,830,404)	$5,570,540

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The following additional details are provided to aid in understanding Paysign’s third quarter 2020 results, versus the year-ago period:

•	Total revenue decreased $9.2 million, which includes a charge resulting from a change in accounting estimate related to revenue recognition for settlement income for all Pharma programs and the impacts of COVID-19. The decline was driven by the impact of the following factors:

o	The $1.8 million (or 25%) decrease in Plasma revenue was primarily due to the impact of COVID-19 which resulted in a significant decrease in plasma donations and dollars loaded to card.

o	The Pharma revenue decline of $7.5 million included a $6.3 million adjustment resulting from a change in accounting estimate related to the recognition of settlement income on Pharma programs based on substantially different performance, current trends and new information available in dollar loads and spending patterns compared to historical experience. This change in accounting estimate resulted in the Company constraining revenue in accordance with ASC 606 by changing its estimate of breakage to the remote method of revenue recognition for settlement income whereby the unspent balances will be recognized as revenue at the expiration of the cards and the respective program. This has resulted in the reversal of all previously recognized settlement income for current Pharma programs. The Company had previously recognized and recorded revenue from these programs ratably throughout the program lifecycle based on historical experience and expected spending patterns.

•	Cost of revenues decreased 10% or $360 thousand versus the year-ago period. Cost of revenues is comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production costs, customer service, program management, application integration setup, and sales and commission expense. The decrease was primarily due to the decrease in transactions, offset by an unfavorable rate variance resulting from a decrease in higher margin revenue business.

•	Gross profit (loss) decreased $8.8 million due to the reduction in revenue, and the disproportionate decrease in cost of sales.

•	Total operating expenses increased 62% or 40% excluding charges in the quarter of $659 thousand for intangible impairment and legal fees pertaining to mergers and acquisitions activity. The remaining increase was primarily related to an increase in staffing and compensation, professional services, stock-based compensation, technologies and telecom, depreciation, amortization, and rent costs slightly offset by a decrease in travel.

•	Net income (loss) decreased $9.1 million. The overall change in net income (loss) attributable to Paysign, Inc. relates to the aforementioned factors.

The following additional details are provided to aid in understanding Paysign’s year-to-date 2020 results, versus the year-ago period.

•	Total revenues decreased 32% or $8.0 million compared to the same period in the prior year. The decrease was primarily due to a $6.3 million adjustment resulting from a change in accounting estimate related to our recognition of settlement income based on substantially different performance, current trends and new information available in dollar loads and spending patterns compared to historical experience, and the effects of COVID-19 in the second and third quarter, offset by an increase of approximately 20% in new card programs year over year.

•	Cost of revenues increased $554 thousand compared to the same period in the prior year. Cost of revenues constituted approximately 67% and 43% of total revenues for the nine months ended September 30, 2020 and 2019, respectively. Cost of revenues is comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production costs, customer service, program management, application integration setup, and sales and commission expense. Cost of revenues as a percentage of revenues increased due to a mix change towards lower gross margin non-Pharma business, partially offset by lower transaction volumes in non-Pharma lines of business.

•	Gross profit for the first nine months of 2020 decreased 61% versus the year-ago period. Overall gross margins were 33% and 57% during the nine months ended September 30, 2020 and 2019, respectively, a decrease of 2,379 bps consistent with the change in cost of revenues as a percent of revenues.

•	Total operating expenses increased 39%, including charges $659 thousand for intangible impairment and legal fees pertaining to mergers and acquisitions activity. The remaining variance was primarily due to an increase in staffing and wages, professional services, stock-based compensation, depreciation, amortization and rent.

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•	Net income (loss) attributable to Paysign, Inc. for the nine months ended September 30, 2020 decreased $10.4 million or 187%. The overall change in net income attributable to Paysign, Inc. relates to the aforementioned factors.

COVID-19 Update

The outbreak of a novel coronavirus and the incidence of the related disease (COVID-19) starting in late 2019 has continued, spreading throughout the United States and much of the world beginning in the first quarter of 2020. In March 2020, the World Health Organization declared the outbreak as a pandemic. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The COVID-19 outbreak has had and will continue to have an adverse effect on the Company's results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of protective measures, management cannot reasonably estimate the impact to the Company's future results of operations, cash flows, or financial condition.

Third Quarter 2020 Financial Results Conference Call Details

At 5:00 p.m. ET today, the company will host a conference call to discuss its third quarter 2020 results. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available for at least 90 days and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13713279.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, that the pandemic continues to have a meaningful impact on the company’s business and operations; the company’s optimistic outlook in the recovery of the pharma and plasma industries; the company’s ability to return to year-over-year growth; the company remains well-capitalized and positioned to weather the pandemic; and that the company expects an upturn in the fourth quarter resulting from new client programs. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; identified material weaknesses in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner; that a downturn in the economy, including as a result of COVID-19, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability, and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2019. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

About Paysign, Inc.

Paysign, Inc., (NASDAQ: PAYS), is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Paysign conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. Paysign’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. Paysign’s customizable solutions offer significant cost savings while improving brand recognition and customer loyalty. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state-of-the-art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit us at paysign.com or follow us on LinkedIn, Twitter and Facebook.

Contacts:

Investor Relations: Jim Mccroy ir@paysign.com 702.749.7269	Media Relations: Alicia Ches aches@paysign.com 702.749.7257

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Plasma industry	$5,186,566	$6,937,066	$17,102,415	$19,364,298
Pharma industry	(5,383,887)	2,071,051	(594,945)	5,537,380
Other	44,780	–	359,527	–
Total revenues	(152,541)	9,008,117	16,866,997	24,901,678

Cost of revenues	3,281,888	3,641,595	11,275,758	10,721,769

Gross profit (loss)	(3,434,429)	5,366,522	5,591,239	14,179,909

Operating expenses
Selling, general and administrative	4,070,211	2,765,961	11,299,036	8,483,882
Impairment of intangible asset	382,414	–	382,414	–
Loss on abandonment of assets	–	–	42,898	–
Depreciation and amortization	537,792	318,508	1,546,645	1,047,779
Total operating expenses	4,990,417	3,084,469	13,270,993	9,531,661

Income (loss) from operations	(8,424,846)	2,282,053	(7,679,754)	4,648,248

Other income
Interest income	12,184	113,667	77,475	364,652

Income (loss) before income tax benefit	(8,412,662)	2,395,720	(7,602,279)	5,012,900

Income tax benefit	(2,260,527)	(563,854)	(2,771,875)	(556,068)

Net income (loss) before noncontrolling interest	(6,152,135)	2,959,574	(4,830,404)	5,568,968

Net loss attributable to noncontrolling interest	–	504	–	1,572

Net income (loss) attributable to Paysign, Inc.	$(6,152,135)	$2,960,078	$(4,830,404)	$5,570,540

Net income (loss) per share
Basic	$(0.12)	$0.06	$(0.10)	$0.12
Diluted	$(0.12)	$0.05	$(0.10)	$0.10

Weighted average common shares
Basic	49,433,473	47,371,083	49,055,492	47,215,625
Diluted	49,433,473	54,291,368	49,055,492	54,588,470

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash	$7,497,579	$9,663,746
Restricted cash	48,014,599	35,908,559
Accounts receivable	792,143	891,936
Prepaid expenses and other current assets	1,306,433	1,413,208
Total current assets	57,610,754	47,877,449

Fixed assets, net	1,679,839	937,185
Intangible assets, net	3,658,809	3,816,232
Operating lease right-of-use asset	4,430,385	–
Deferred tax assets	3,677,706	917,480

Total assets	$71,057,493	$53,548,346

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,941,082	$1,523,604
Operating lease, current portion	315,874	–
Customer card funding	48,014,599	32,723,227
Total current liabilities	50,271,555	34,246,831

Operating lease liability, long term portion	4,095,565	–

Total liabilities	54,367,120	34,246,831

Stockholders' equity
Common stock: $0.001 par value; 150,000,000 shares authorized,
49,888,907 and 48,577,712 issued at September 30, 2020 and
December 31, 2019, respectively	49,889	48,578
Additional paid-in-capital	13,532,403	11,577,539
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings	3,258,081	8,088,485
Total Paysign, Inc. stockholders' equity	16,690,373	19,564,602
Noncontrolling interest	–	(263,087)
Total equity	16,690,373	19,301,515

Total liabilities and equity	$71,057,493	$53,548,346

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, amortization and depreciation, stock-based compensation, impairment of intangible asset, change in accounting estimate, and loss on abandonment of assets. We believe these non-GAAP measures help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures of net income we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges, loss on abandonment of assets and impairment of intangible asset.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Paysign, Inc.	$(6,152,135)	$2,960,078	$(4,830,404)	$5,570,540
Income tax benefit	(2,260,527)	(563,854)	(2,771,875)	(556,068)
Interest income	(12,184)	(113,667)	(77,475)	(364,652)
Depreciation and amortization	537,792	318,508	1,546,645	1,047,779
EBITDA	(7,887,054)	2,601,065	(6,133,109)	5,697,599
Impairment of intangible asset	382,414	–	382,414	–
Loss on disposal of assets	–	–	42,898	–
Stock-based compensation	798,849	651,267	2,123,807	1,865,887
Adjusted EBITDA	$(6,705,791)	$3,252,332	$(3,583,990)	$7,563,486

Non-GAAP EPS - basic	$(0.14)	$0.07	$(0.07)	$0.16
Non-GAAP EPS - diluted	$(0.14)	$0.06	$(0.07)	$0.14

Weighted average common shares
Basic	49,433,473	47,371,083	49,055,492	47,215,625
Diluted	49,433,473	54,291,368	49,055,492	54,588,470

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